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                                                                     EXHIBIT 5.1


                    [Letterhead of Piper & Marbury L.L.P.]

                             Charles Center South
                            36 South Charles Street
                        Baltimore, Maryland 21201-3018


                                March 23, 1998



Imperial Credit Commercial Mortgage Investment Corp.
11601 Wilshire Boulevard, Suite 2080
Los Angeles, California  90025

     Re:  Registration Statement on Form S-8
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Dear Sirs:

     We have acted as counsel for Imperial Credit Commercial Mortgage Investment Corp., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which is to be filed with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), and which registers 5,808,750 shares (the "Shares") of the Common Stock, par value $.0001 per share, of the Company (the "Common Stock") of the 7,500,000 shares of Common Stock that may be issued pursuant to the Imperial Credit Commercial Mortgage Investment Corp. 1997 Stock Option Plan (the "Plan").

     In this capacity, we have examined the Registration Statement, the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares to be issued pursuant to the Plan, a Certificate of the Secretary of the Company dated March 23, 1998 (the "Certificate"), and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein. We assume that the Company will have at the time of exercise of each option granted under the Plan at least that number of authorized but unissued shares of Common Stock of the Company equal to the number of shares then being exercised under such option.
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Imperial Credit Commercial Mortgage Investment Corp.
March 23, 1998
Page 2



     Based upon the foregoing, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plan have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.

                              PIPER & MARBURY L.L.P.